Exhibit 99.1

1120 Avenue of the Americas • New York, NY 10036 • (212) 869-3000 • FAX (21) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Lipschitz-Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000 EXT. 3359
slipschitz@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS THIRD QUARTER 2004 RESULTS

NEW YORK, October 28, 2004 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and nine months ended September 30, 2004.

Total rental revenues for the third quarter of 2004 increased to $123.0 million from $116.9 million in the third quarter of 2003. Net income available to common stockholders was $24.2 million, or $0.23 per diluted share, in the third quarter of 2004 compared with $26.8 million, or $0.27 per diluted share, in the third quarter of 2003. Funds from operations (FFO) for the third quarter of 2004 was $51.4 million, or $0.50 on a diluted per share basis, compared with $47.3 million, or $0.47 on a diluted per share basis, in the third quarter of 2003. A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the nine months ended September 30, 2004 were $370.1 million as compared with $354.8 million in the first nine months of 2003. Net income available to common stockholders was $84.5 million, or $0.82 per diluted share, in the first nine months of 2004 compared with $84.1 million, or $0.84 per diluted share, in the first nine months of 2003. FFO for the first nine months of 2004 was $158.7 million, or $1.55 on a diluted per share basis, compared with $139.9 million, or $1.40 on a diluted per share basis, in the first nine months of 2003 (which included $0.09 per diluted share related to impairment of real estate and real estate held for sale and original issuance costs associated with preferred stock that has been redeemed).

Property Portfolio

At the end of the third quarter, the gross leasable area (GLA) for the Company’s total stabilized community and neighborhood shopping centers, including its pro rata share of joint venture projects, was approximately 93.5 percent leased. The GLA for the Company’s total portfolio, including its pro rata share of joint venture projects (Total Portfolio), was approximately 92.0 percent leased at September 30, 2004. The average annual base rent (ABR) at September 30, 2004 for the total portfolio was $8.10 per leased square foot. During the quarter, 158 new leases, aggregating approximately 999,000 square feet, were signed at an average ABR of $8.70 per square foot. Also during the quarter, 186 renewal leases, aggregating approximately 782,000 square feet, were signed at an average ABR of $9.47 per square foot, an increase of approximately 7.2 percent over the expiring leases. In total, 481 new leases, aggregating approximately 2.9 million square feet, were signed during the first nine months of 2004 at an average ABR of $9.13 per square foot and 567 renewal leases, aggregating approximately 2.3 million square feet, were signed at an average ABR of $10.08 per square foot, an increase of approximately 6.6 percent over the expiring leases.

During the third quarter, the Company completed the redevelopment of five shopping centers and added 11 projects to its redevelopment pipeline, increasing the pipeline to 42 projects (including joint venture redevelopment projects), with an aggregate expected cost of $160.2 million (including costs incurred in prior years on these projects).

Acquisitions and Dispositions

During the third quarter of 2004, the Company acquired, including through co-investments with its joint venture partners, six shopping centers and the remaining 50 percent interest in a shopping center in which the Company owned the other 50 percent interest. The shopping centers totaled approximately 1.2 million square feet and were acquired for an aggregate of approximately $117.2 million. During the first nine months of 2004, the Company acquired, including through co-investments with its joint venture partners, an aggregate of 14 shopping centers, the remaining 50 percent interest in two shopping centers both in which the Company owned the other 50 percent interest and two land parcels for an aggregate of approximately $344.8 million. The shopping centers totaled approximately 3.0 million square feet and the land parcels totaled approximately 24 acres. Acquisitions completed during the third quarter are summarized below:

•                  On July 2, 2004, CA New Plan Venture Fund, the Company’s joint venture with a major U.S. pension fund, acquired Stone Mountain Festival, a 347,217 square foot shopping center located in Stone Mountain, Georgia (a suburb of Atlanta), for $19.5 million, of which approximately $14.4 million was funded through a draw under the joint venture’s line of credit. The property is currently under redevelopment with the expansion of its Wal-Mart anchor to a Wal-Mart Supercenter.

•                  On July 22, 2004, the Company acquired Starlite Plaza, a 222,450 square foot shopping center located in Sylvania, Ohio (a suburb of Toledo) and anchored by Farmer Jack, for $16.8 million.

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•                  On July 22, 2004, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired Village Shoppes of Flowery Branch, a 92,985 square foot shopping center located in Flowery Branch, Georgia (a suburb of Atlanta) and anchored by Publix, for approximately $13.8 million, including approximately $10.4 million of assumed mortgage indebtedness.

•                  On August 19, 2004, the Company acquired Hillside Village Center, a 97,536 square foot shopping center located in Smithtown, New York (on Long Island), for approximately $16.8 million, including approximately $4.4 million of assumed mortgage indebtedness. The property is currently under redevelopment.

•                  On August 26, 2004, the Company acquired Annex of Arlington, a 197,328 square foot shopping center located in Arlington Heights, Illinois (a suburb of Chicago) and anchored by Barnes & Noble, PetsMart, Sports Authority and Trader Joe’s, for $27.2 million, including approximately $17.9 million of assumed mortgage indebtedness.

•                  On September 1, 2004, the Company acquired Marketplace, a 186,851 square foot shopping center located in Tulsa, Oklahoma and anchored by CompUSA, Drysdale’s, Oshman’s and PetsMart, for $18.0 million, consisting of the issuance of $8.8 million of limited partner units in a partnership controlled by the Company and approximately $9.2 million of assumed mortgage indebtedness.

•                  On September 1, 2004, the Company purchased the remaining 50 percent interest in The Market at Preston Ridge, increasing the Company’s ownership interest to 100 percent. The purchase price for the acquisition was approximately $5.2 million. The Market at Preston Ridge, a 50,326 square foot shopping center anchored by CompUSA, is located in Frisco, Texas adjacent to The Centre at Preston Ridge, a community shopping center owned by a joint venture in which the Company has a 25 percent interest.

During the third quarter of 2004, the Company generated an aggregate of approximately $18.1 million of proceeds through the sale of four properties and one outparcel. Properties sold during the quarter include a 10,069 square foot single tenant Rite Aid located in East Albany, Georgia; a 34,019 square foot single tenant Kroger located in East Albany, Georgia; New Port Richey Center, a 43,441 square foot single tenant building located in New Port Richey, Florida; Factory Merchants Barstow, a 329,110 square foot factory outlet center located in Barstow, California; and a one-acre outparcel at Kimball Crossing located in Kimball, Tennessee. In the first nine months of 2004, the Company generated an aggregate of approximately $52.5 million of proceeds through the culling of non-core and non-strategic properties, the disposition of certain properties held through joint ventures and the transfer of one property to a joint venture.

Balance Sheet Position

The Company completed the third quarter with total book assets of approximately $3.8 billion and a total debt / undepreciated book value ratio of 45.9 percent. The Company’s debt for the three months ended September 30, 2004 had an overall weighted average current interest rate of 6.0 percent and a weighted average maturity of 6.8 years. Approximately 79 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swap agreements that effectively convert $115 million of outstanding notes from a fixed rate to a blended floating rate.

Earnings Guidance
Given the current economic outlook and management’s expectations with respect to its portfolio performance and capital recycling program, the Company anticipates 2005 net income available to common stockholders per share (EPS) and FFO per share, both on a diluted basis, to be in the range of $1.20 to $1.25 and $2.08 to $2.13, respectively. The Company’s guidance for 2005 EPS and FFO is reconciled below:

2005
EPS — Diluted	$1.20 - $1.25
Add: Depreciation and amortization	0.88
FFO per Share — Diluted	$2.08 - $2.13

Due to the uncertain nature of property dispositions and impairments, the Company has assumed no gains or losses on the sales of real estate or impairments of real estate for 2005 in its guidance.  Any gains or losses on the sales of real estate will have an impact on net income, which may be material, but will not have an impact on FFO, since those amounts are not added back in the calculation of FFO.  Any impairments of real estate will negatively impact both net income and FFO, which may be material. Since November 2000, the Company has been strategically disposing of non-strategic shopping centers and non-core properties and has recognized impairments associated with such sales. Based on prior years’ experience, the Company could record approximately $0.07 per share of impairment during 2005, which would impact the Company’s 2005 guidance.

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Management Change

The Company also announced that during the second quarter of 2005 Scott MacDonald anticipates relocating to the West Coast and, as a result, will be relinquishing his role as President and COO of New Plan at that time. The Company is currently discussing opportunities with Mr. MacDonald to continue his relationship with New Plan in an alternate capacity. New Plan is also in the process of determining how best to replace Mr. MacDonald’s current role and responsibilities and expects to provide further details during the first half of 2005.

Dividend

For the fourth quarter of 2004, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share (CUSIP #648053106). On an annualized basis, this is the equivalent of $1.65 per share. The dividend is payable on January 18, 2005 to common stockholders of record on January 3, 2005. New Plan Excel Realty Trust, Inc. shares go ex-dividend on December 30, 2004. The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on January 3, 2005, payable on January 18, 2005. In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on January 3, 2005, payable on January 18, 2005.

Management Comment

“We are pleased with our operating performance in the third quarter and continue to execute on the fundamentals of our core shopping center business, utilizing our national infrastructure to lease 1.8 million square feet, complete $117 million of opportunistic acquisitions via multiple capital sources and grow our redevelopment pipeline during the quarter. Over the past three years, Scott MacDonald has been an integral member of our senior management team and has played an instrumental role in establishing our operating platform. We appreciate his efforts and look forward to leveraging his talents over the long-term,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, October 28, 2004 at 2:00 PM ET. The teleconference can be accessed by dialing 1-800-299-9630 (International: 1-617-786-2904) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #34727932. A replay of the teleconference will be available through midnight ET November 4, 2004 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #98936613.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports. These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers. The Company operates as a self-administered and self-managed REIT, with a national portfolio of 403 properties, including 24 properties held through joint ventures, and total assets of approximately $3.8 billion. Its properties are strategically located across 35 states and include 381 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 55.6 million square feet of gross leasable area, and 22 related retail real estate assets, with approximately 1.8 million square feet of gross leasable area. For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which discuss these and other factors that could adversely affect the Company’s results.

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NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Rental Revenues:
Rental income	$98,309	$92,559	$290,648	$275,537
Percentage rents	1,359	1,260	5,420	4,817
Expense reimbursements	23,320	23,125	74,058	74,432
TOTAL RENTAL REVENUES	122,988	116,944	370,126	354,786

Rental Operating Expenses:
Operating costs	19,618	21,071	62,883	66,237
Real estate and other taxes	16,238	14,399	46,235	44,309
Provision for doubtful accounts	2,816	1,561	7,146	5,089
TOTAL RENTAL OPERATING EXPENSES	38,672	37,031	116,264	115,635

NET OPERATING INCOME	84,316	79,913	253,862	239,151

Other Income:
Interest, dividend and other income	2,175	2,112	6,563	7,402
Equity in income of unconsolidated ventures	314	772	1,103	2,432
TOTAL OTHER INCOME	2,489	2,884	7,666	9,834

Other Expenses:
Interest expense	26,150	25,764	79,087	76,614
Depreciation and amortization	23,455	19,759	66,148	56,876
General and administrative	4,484	6,293	14,650	14,727
TOTAL OTHER EXPENSES	54,089	51,816	159,885	148,217

Income before real estate sales, impairment of real estate and minority interest	32,716	30,981	101,643	100,768
Gain on sale of real estate (1)	—	—	1,217	—
Impairment of real estate	—	—	(43)	(1,124)
Minority interest in income of consolidated partnership and joint ventures	(203)	(394)	(938)	(1,169)
INCOME FROM CONTINUING OPERATIONS	32,513	30,587	101,879	98,475

Discontinued Operations:
Results of discontinued operations	109	1,335	614	4,503
(Loss) gain on sale of discontinued operations (2)	(3,093)	(163)	(2,649)	3,404
Impairment of real estate held for sale	(88)	(48)	(88)	(6,953)
INCOME FROM DISCONTINUED OPERATIONS	(3,072)	1,124	(2,123)	954

NET INCOME	$29,441	$31,711	$99,756	$99,429

Preferred dividends	(5,458)	(5,279)	(16,008)	(15,891)
Premium on redemption of preferred stock	—	—	—	(630)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	23,983	26,432	83,748	82,908
Minority interest in income of consolidated partnership	206	394	752	1,170
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$24,189	$26,826	$84,500	$84,078

Net income per common share — basic	$0.24	$0.27	$0.84	$0.85
Net income per common share — diluted	0.23	0.27	0.82	0.84

Funds from operations: (3)
Net income available to common stockholders — diluted	$24,189	$26,826	$84,500	$84,078
Deduct:
Minority interest in income of consolidated partnership	(206)	(394)	(752)	(1,170)
Net income available to common stockholders — basic	23,983	26,432	83,748	82,908
Add:
Depreciation and amortization:
Continuing operations real estate assets	23,455	19,759	66,117	56,876
Discontinued operations real estate assets	105	332	568	1,274
Pro rata share of joint venture real estate assets	495	253	1,136	717

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Deduct:
Gain on sale of real estate (1) (4)	—	—	(1,217)	—
Loss (gain) on sale of discontinued operations (4)	3,169	163	7,132	(2,419)
Pro rata share of joint venture loss (gain) on sale of real estate (4)	12	(39)	433	(643)
FUNDS FROM OPERATIONS — Basic	51,219	46,900	157,917	138,713
Add:
Minority interest in income of consolidated partnership	206	394	752	1,170
FUNDS FROM OPERATIONS — DILUTED	$51,425	$47,294	$158,669	$139,883

Funds from operations per share — basic	$0.51	$0.48	$1.57	$1.43
Funds from operations per share — diluted	0.50	0.47	1.55	1.40

Funds from operations — diluted	$51,425	$47,294	$158,669	$139,883
Add:
Impairment of real estate	—	—	43	1,124
Impairment of real estate held for sale	88	48	88	6,953
Premium on redemption of preferred stock	—	—	—	630
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$51,513	$47,342	$158,800	$148,590

Funds from operations per share — diluted (prior calculation)	$0.50	$0.47	$1.55	$1.49

Weighted average common shares outstanding — basic	101,255	97,455	100,281	97,170
ERP partnership units	1,405	2,178	1,311	2,178
Options	998	872	1,034	663
Weighted average common shares outstanding — diluted	103,658	100,505	102,626	100,011

(1) For the nine months ended September 30, 2004, balance includes $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, LP in 2003.

(2) For the nine months ended September 30, 2004, balance includes approximately $3.876 million of previously deferred gain incurred in connection with the Company’s sale of 21.5 acres of land at The Mall at 163rd Street in 2003.

(3) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO. This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO. Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO. The Company presents FFO in accordance with NAREIT’s revised guidance. To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare. The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historical operational performance and because it excludes other items included in the revised calculation of FFO such as impairments which also do not relate to and are not indicative of the Company’s operating performance. FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(4) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended September 30, 2004 should be read in conjunction with the above information.

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